Pendaries Petroleum Ltd.
Announces Increased Interest and Entrance into Phase Three in Block 04/36, Bohai Bay, China

HOUSTON,TEXAS-September 27, 1999
AMEX SYMBOL:  PDR
TSE  SYMBOL:  PDQ
_______________________________________________________________________________
HOUSTON, TEXAS Pendaries Petroleum Ltd. (AMEX: PDR / TSE: PDQ) today announced that effective October 1, 1999, it will increase its foreign contractors' interest in Block 04/36 in the Bohai Bay, China from 10% to 18.2%, following the withdrawal by a partner from the block. The remaining 81.8% of the foreign contractors' interest will be owned by a subsidiary of Kerr-McGee Corporation (NYSE:KMG), the operator. There will be no monetary consideration associated with acquiring the increased interests.

Kerr-McGee and Pendaries also agreed to enter into Phase Three of the Block 04/36 Petroleum Sharing Contract which covers the period from October 1, 1999 to September 30, 2001. Entry into the third exploration phase carries with it a commitment to drill one exploration well, which the parties expect to drill in the fourth quarter of 1999.

Pendaries Petroleum is an independent oil and gas company with its primary focus in the Bohai Bay, China. Further information on Pendaries' holdings in China is available on its website address shown below.






This  material  includes  "forward-looking  statements"  within  the  meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections or other statements, other than statements of historical fact, are forward-looking statements. Although Pendaries believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in Pendaries' business are set forth in the filings of Pendaries with the Securities and Exchange Commission.


For further information please contact:

Pendaries Petroleum Ltd. - Houston
Philip R. Henry
Vice President - Investor Relations
(713) 355-2900
(713) 355-3511 (Fax)
pendaries@myweb.net
website:  www.pendariespetroleum.com


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